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                                                                    Exhibit 10.9

                               SERVICES AGREEMENT

            Services Agreement ("Agreement"), dated as of September 1, 2000, by and between PHARMACIA CORPORATION, a Delaware corporation ("Pharmacia"), and MONSANTO COMPANY, a Delaware corporation ("Monsanto").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the terms of a Separation Agreement, dated as of September 1, 2000, by and between the parties hereto (the "Separation Agreement"), Pharmacia will, contemporaneously with the effectiveness of this Agreement, contribute and transfer to Monsanto, and Monsanto will receive and assume, directly or indirectly, substantially all of the assets and liabilities currently associated with the Monsanto Business and the stock, investments or similar interests currently held by Pharmacia in subsidiaries and other entities that conduct such business; and

            WHEREAS, the parties wish to provide each other with the services described on each of the Term Sheets from time to time attached hereto as exhibits and made a part hereof and numbered sequentially (collectively, the "Services" and individually, a "Service") from the Separation Date through the Service Termination Date (as hereinafter defined).

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.          SERVICES; LIMITATIONS.
            ---------------------

            A. Subject to the terms and conditions of this Agreement, the party identified on a particular Term Sheet as the party to provide a specified Service (in such capacity, "Service Provider") shall provide to the party identified on such Term Sheet as the user of such service (in such capacity, "Service User"), the Service described on such Term Sheet.

            B. Service Provider shall not be obligated under this Agreement to perform any Service (i) unless otherwise specified in the applicable Term Sheet, in a volume, quantity or level of quality which exceeds the applicable historical volumes, quantities or quality of such Service provided by Pharmacia or its subsidiaries or affiliates to the Monsanto Business or by the Monsanto Business to Pharmacia or its subsidiaries or affiliates, as the case may be, prior to the Separation Date, (ii) if to do so would unreasonably interfere with the conduct of Service Provider's continuing business or operations, or (iii) if to do so would be in violation or cause a breach of any law or regulation to which Service Provider is subject or any agreement to which Service Provider is a party. In the event of non-performance pursuant to the foregoing sentence, the parties shall work together in good faith to arrange for an alternative means by which Service User may obtain, at Service User's sole cost, the Services so affected. In no event shall Service Provider be required to perform any Service
(i) to the extent such Service does not relate to the continued conduct of Service User's business as it was conducted prior to the Separation Date; or
(ii) for the benefit of any third party or any entity other than Service User or a subsidiary or affiliate thereof or an assignee permitted under this terms of this Agreement.
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            C. In providing the Services, Service Provider, as it deems necessary or appropriate in its sole discretion, shall have the right (i) to use the personnel of such Service Provider or any of its subsidiaries or affiliates, or (ii) to employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to Service Provider's own business or are reasonably necessary for the efficient performance of any Service.

            D. Pharmacia and Monsanto shall each designate in writing a representative to act as its primary contact person for the provision of all Services (each such person being a "Responsible Person"). The initial Responsible Person for Pharmacia shall be Christopher J. Coughlin or his designee and for Monsanto shall be Terrell K. Crews or his designee.

            2. TERM OF AGREEMENT/SERVICES. This Agreement shall commence on the
               --------------------------
Separation Date and continue through the last Service Termination Date. The provision of each Service by Service Provider shall commence on the Separation Date and continue through the earliest to occur of: (i) the date specified on the applicable Term Sheet, which shall, unless otherwise specified by the parties hereto in such Term Sheet, be a date no later than December 31, 2001,
(ii) the early termination date on not less than the number of days' prior notice by Service User to Service Provider, both as specified in such Term Sheet, or (iii) the date on which the parties hereto, by written agreement, terminate such Service (the date referred to in (i), (ii) and (iii) above, whichever is applicable, the "Service Termination Date"); provided, however, that, if, in the case of (ii) above, such Term Sheet does not state a specific number of days' prior notice for early termination, at least sixty (60) days' prior notice shall be required; provided further that, if such Term Sheet does not expressly provide for, and does not prohibit, early termination, either party shall have the right to terminate the provision of any or all of the Services described in such Term Sheet at any time by providing at least sixty
(60) days' prior notice to the other party; provided further that Service Provider may terminate the provision of any or all Services, other than the Services described on the Term Sheets as non-terminable or non-cancelable (collectively, the "Non-Cancelable Services"), in the event that (iv) (a) there occurs a fifty percent (50%) or greater change in the ownership or beneficial control of Service User within any three hundred and sixty-five (365)-day period (a "Change in Control"), notwithstanding the fact that Service Provider may have consented to the assignment of this Agreement, and (b)(I) after the Change in Control, fifty percent (50%) or more of the ownership or beneficial control of Service User is vested in an entity or group of entities (a "New Entity") that is, or within the remaining term of this Agreement, is expected to be, a direct or indirect competitor of Service Provider, as reasonably determined by Service Provider, or (II) in the sole reasonable judgment of Service Provider, the provision of such Service or Services to the New Entity could have a material adverse effect on the financial condition or business of Service Provider, or
(v) Service User materially breaches the terms of this Agreement (including, but not limited to, any failure to pay, when due, the charges for any Service pursuant to Section 4 hereof) and fails to cure such breach within the notice period. Service Provider shall give Service User at least ninety (90) days' prior notice of a termination of one (1) or more Services pursuant to clause
(iv) of the preceding sentence, and shall give Service User at least thirty (30) days' prior notice of such a termination pursuant to clause (v) of the preceding sentence. Once the provision of a Service is terminated for any reason, Service Provider shall not be obligated to reinstate such Service.

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3.          COSTS. In consideration for the performance of each Service during
            -----
the period commencing on the Separation Date and ending on December 31, 2000, unless otherwise specified by the parties hereto in an applicable Term Sheet, Service User shall pay to Service Provider fees equal to the "Budgeted Cost" of such Service in Pharmacia's 2000 Budget adjusted for synergy targets or, if there is no Budgeted Cost in such 2000 Budget for such Service or if such Budgeted Cost cannot be determined from such 2000 Budget and the supporting documentation for such budget as a result of the organizational changes resulting from the Separation, Budgeted Cost shall be deemed to mean a good faith estimate by Service Provider of the cost incurred in providing such Service. In consideration for the performance of each Service during any year after 2000, unless otherwise specified by the parties hereto in an applicable Term Sheet, Service User shall pay to Service Provider fees equal to the "Budgeted Cost" of such Service in Pharmacia's or Monsanto's, whichever is applicable, budget for such year (to be finalized in the fall of the year preceding the year in question) or, if there is no Budgeted Cost in such budget for such Service or if such Budgeted Cost cannot be determined from such budget and the supporting documentation for such budget as a result of the organizational changes resulting from the Separation, Budgeted Cost shall be deemed to mean a good faith estimate by Service Provider of the cost incurred in providing such Service. Promptly after December 31, 2000 (for Services performed in 2000) and after December 31 of any year after 2000 (for Services performed in such year), the parties hereto shall perform a true-up of the applicable fees versus actual budget results in the applicable year.

4.          INVOICE; AUDIT; DISPUTES.
            ------------------------

            A. Service Provider shall invoice Service User monthly for Services provided during the preceding month and any associated costs and expenses, and all invoices shall reflect in reasonable detail the nature and quantity of the Services rendered during the previous month and the charges therefor. Service User shall pay via wire transfer each invoice within fifteen (15) days after Service User's receipt of each such invoice. All payments shall be based on U.S. dollars with actual payments to be made in local currency to mitigate against any currency/translation gains or losses. Service User shall have the right, at any time not later than six (6) months after the termination of any Service, upon reasonable prior notice to Service Provider, to have an audit performed by outside auditors (who shall execute confidentiality agreements reasonably acceptable to Service Provider) of the books and records of Service Provider to the extent that they relate to such Service in order to verify the accuracy of invoices that have not been previously audited as provided below. Costs shall be considered final after the later of (i) six (6) months after termination of the provision of the relevant Service in the absence of an audit or (ii) the conclusion of the foregoing audit.

            B. Service User shall timely pay to Service Provider all charges and amounts on each invoice as provided in subsection 4(A) and shall not withhold any disputed amounts for any reason. If Service User shall in good faith dispute any material item(s) on an invoice, the Responsible Person of each of Service Provider and Service User shall attempt to resolve such dispute within a reasonable period of time. In the event that the Responsible Persons are unable to resolve such dispute, the matter shall be resolved in accordance with the terms of Article VII of the Separation Agreement.

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            C. To the extent that Service Provider has audit rights with respect to a Service supplied by a Third Party Supplier (as hereinafter defined), Service Provider shall cooperate with Service User, at Service User's expense and reasonable request, to exercise such audit rights with respect to Costs paid by Service User in connection with such Service.

5.          COOPERATION, INFORMATION AND ASSISTANCE. The parties hereto shall
            ---------------------------------------
use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. In particular, during the term of this Agreement, Service User shall furnish Service Provider with information in its possession and control and such other reasonable assistance necessary to enable Service Provider to perform the Services. If Service User's failure to furnish such information and assistance renders Service Provider's performance of any Services unreasonably difficult, Service Provider shall have the right to refuse, or to terminate its obligation, to perform such Services without liability or penalty to Service Provider.

6.          CONFIDENTIALITY. Except as provided herein, the receiving party
            ---------------
shall treat as the disclosing party's confidential property and not use or disclose to others, except as may be necessary in the supply or performance of Services, during the term hereof and for ten (10) years thereafter, any information of, or in the possession of, the disclosing party which has or may come within the knowledge of the receiving party in connection with this Agreement, including, without limitation, the disclosing party's plans, plants, processes, products, costs, equipment, operations, wastewater treatment techniques, customers, intellectual property, business information and other similar items. The obligations set forth in this Section 6 shall not apply to
(i) information of the disclosing party that is, or, through no fault of the receiving party, becomes, publicly available, and (ii) information which lawfully becomes available, without restriction on disclosure or use, from a third party. In addition, the receiving party shall have the right to disclose information of the disclosing party to comply with any law, governmental regulation or order of a court or administrative agency having competent jurisdiction.

7.          COMPLIANCE WITH LAWS AND REGULATIONS. Service User shall use, and
            ------------------------------------
Service Provider shall perform or provide, the Services only in accordance with all applicable federal, state and local laws, regulations and tariffs, and in accordance with the conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions of Service Provider or an applicable Third Party Supplier. Each party shall have the right to take all actions, including termination of any particular Service, upon as much notice to the other party as reasonably possible, without penalty or liability to the other party, that it reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs, or to avoid being subjected to regulation as a common carrier or utility, or to avoid claims or actions by third parties.

8.          MODIFICATION OF PROCEDURES; TERMINATION OF SERVICES. Service
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Provider shall have the right (i) to make modifications from time to time in its standards and procedures for performing a Service such that it does not affect the quality or quantity of the Service provided or (ii) except for the Non-Cancelable Services, terminate the provision of a Service, in each case, on the terms and conditions in the next succeeding sentence. Unless required by law, Service Provider shall not implement any substantial modifications affecting the provision of a relevant Service or terminate the provision of such Service unless Service Provider (a) has furnished Service User

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reasonable notice, (b) modifies such procedures, or terminates the provision of such Service, as the case may be, for its own business at the same time, and (c) in case of a modification in procedures, gives Service User a reasonable period of time for Service User to adapt its operations to accommodate such modifications or, in the case of termination of Service (unless Service User has provided Service Provider with notice no later than five (5) Business Days after Service User receives notice of such termination of Service that Service User elects not to receive such Service from a Third Party Supplier and instead agrees to the termination of such Service), uses its best efforts to assist Service User in obtaining a similar Service (in both quality and quantity) from a Third Party Supplier commencing at or prior to the date of termination of the provision of such Service by Service Provider; provided, however, that the Cost of such Service to Service User shall not exceed the Cost thereof had Service Provider continued to provide such Service.

9.          NO WARRANTIES; LIMITATION ON LIABILITY; INDEMNIFICATION.
            -------------------------------------------------------

            A. SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO ANY SERVICE.

            B. Service Provider, its subsidiaries and affiliates, and their respective directors, officers, employees, and agents (collectively, "DOEAs"), shall not be liable to Service User (or any of its subsidiaries or affiliates) for, and Service User releases and discharges (and Service User shall cause its subsidiaries and affiliates to so release and discharge) Service Provider, its subsidiaries and affiliates, and their respective DOEAs, from, any and all claims, losses, damages, liabilities, actions, suits, proceedings, judgments, orders, fines, penalties, injuries, direct or liquidated damages, costs (including costs of defense and investigation) and expenses, including special, incidental, consequential, exemplary, indirect or punitive damages, of, to or suffered or incurred by, Service User, its subsidiaries or affiliates, or their respective DOEAs arising out of or connected with (i) any act or omission, negligent or otherwise, of Service Provider, its subsidiaries or affiliates, or their respective DOEAs with respect to any Service, (ii) the receipt, delivery, use, possession, consumption, supply or performance of any Service, or (iii) any failure of Service Provider to supply or perform any Service to the extent that Service Provider reasonably believes such failure is permitted by the terms of this Agreement (it being understood that Service Provider shall be liable to Service User for damages resulting from any intentional, knowing breach of the terms of this Agreement); provided, however, that the foregoing shall not apply to any claims, losses, damages, liabilities or expenses to the extent caused by Service Provider's willful misconduct or fraud, and shall not constitute a release or discharge of any third party not affiliated with Service Provider. It is the express intention of the parties hereto that the release provided for in this subsection 9(B), to the extent of the terms hereof, is to include, but not be limited to, a release by Service User and its subsidiaries and affiliates of Service Provider, its subsidiaries and affiliates, and their respective DOEAs from the consequences of SERVICE PROVIDER'S, SERVICE PROVIDER'S SUBSIDIARIES' AND AFFILIATES', AND THEIR RESPECTIVE DOEAS' OWN NEGLIGENCE, to the extent that such negligence is the sole, concurring or joint cause of the claims, losses, damages, liabilities and expenses suffered by Service User, its subsidiaries and affiliates, and their respective DOEAs.

                                      -5-
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            C. Service User shall indemnify and hold harmless Service Provider, its subsidiaries and affiliates, and their respective DOEAs from and against any and all third party claims, losses, damages, liabilities, actions, suits, proceedings, judgments, orders, fines, penalties, injuries, direct or liquidated damages, costs (including costs of defense and investigation) and expenses, including special, incidental, consequential, exemplary, indirect or punitive damages (hereinafter, a "Third Party Claim"), actually incurred by Service Provider, its subsidiaries or affiliates, or their respective DOEAs arising out of or connected with: (i) any act or omission, negligent or otherwise, of Service Provider, Service User or their respective subsidiaries or affiliates, or their respective DOEAs, with respect to Service User's facilities or any Services, (ii) the receipt, delivery, use, possession, consumption, supply or performance of any Services, (iii) any failure to supply or perform any Services to the extent such failure is permitted by the terms of this Agreement (it being understood that Service Provider shall be liable to Service User for damages resulting from any intentional, knowing breach of the terms of this Agreement),
(iv) any failure of Service User, its subsidiaries or affiliates, or their respective DOEAs, to observe, fulfill and comply with any duties or obligations of Service User, its subsidiaries or affiliates, or their respective DOEAs, under this Agreement; provided, however, that the foregoing indemnity shall not apply to any such claims, losses, liabilities, damages and expenses to the extent caused by Service Provider's willful misconduct or fraud. The above indemnity includes, but is not limited to any Third Party Claim for: (a) any injury to or death of any persons or damage to or loss or destruction of any property, (b) any contamination of or injury or damage to or adverse effect upon persons, animals, aquatic life or wildlife, vegetation, air, land, water, or the environment, and (c) any governmental agency related claims, losses, liabilities, damages and expenses. It is the express intention of the parties hereto that the indemnity provided for in this subsection 9(C), to the extent of the terms hereof, is to include, but not be limited to, indemnity by Service User to indemnify and protect Service Provider, its subsidiaries and affiliates, and their respective DOEAs from the consequences of SERVICE PROVIDER'S, SERVICE PROVIDER'S SUBSIDIARIES' AND AFFILIATES', AND THEIR RESPECTIVE DOEAS' OWN NEGLIGENCE, to the extent that such negligence is the sole, concurring or joint cause of the Third Party Claim.

            D. Service Provider shall indemnify and hold harmless Service User, its subsidiaries and affiliates, and their respective DOEAs from and against any and all claims, losses, damages, liabilities, actions, suits, proceedings, judgments, orders, fines, penalties, injuries, direct or liquidated damages, costs (including costs of defense and investigation) and expenses, including special, incidental, consequential, exemplary, indirect or punitive damages, actually incurred by Service User, its subsidiaries and affiliates, and their respective DOEAs to a third party (including a contractor or agent of Service User, its subsidiaries or affiliates, or their respective DOEAs), to the extent caused by Service Provider's, Service Provider's subsidiaries' and affiliates', and their respective DOEAs' willful misconduct or fraud in connection with the provisions of Services hereunder.

            E. Except as expressly set forth in this Agreement, including subsection 9(D) above, Service Provider shall not be liable in any way to Service User, its subsidiaries or affiliates, or their respective DOEAs, for any failure or defect in the supply or character of any Services furnished hereunder by reason of any requirement, act or omission of any public utility or Third Party Supplier to Service User.

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            F. The provisions of this Section 9 shall survive the expiration or termination of this Agreement.

10.         FORCE MAJEURE. Neither party shall have any obligation to perform
            -------------
its obligations pursuant to this Agreement (other than Service User for payment for Services provided) if its failure to do so is caused by or results from any act of God; war; riot; fire; explosion; accident; flood; sabotage; lack of (despite reasonable efforts of such party to obtain) adequate fuel, power, raw materials, labor, containers or transportation facilities; compliance with governmental requests, laws, regulations, orders or actions; breakage or failure of machinery or apparatus; national defense requirements; failure of a third party to perform; or any other use or circumstances beyond the reasonable control of the affected party, including, but not limited to, the failure after the exercise of reasonable efforts to obtain consent of third parties to continue to use software or any other property, whether real or personal or tangible or intangible, to provide Services hereunder. The party which is rendered unable to perform its obligations as a result of the foregoing shall notify the other party as soon as reasonably possible to discuss the circumstances and potential solutions to such force majeure event, including reasonable efforts as to mitigation of such force majeure event and the provision of substitute Services by a third party at Service User's sole cost and the parties shall reasonably cooperate in respect thereto.11.

            THIRD PARTY SUPPLIERS. A. Service User understands that the
            ---------------------
provision of some Services may involve services historically provided by an unaffiliated third party (a "Third Party Supplier") to Service Provider or the lease or license of property (including, but not limited to, computer software) to Service Provider by a Third Party Supplier. If permitted by the agreement governing the provision of such services or property by a Third Party Supplier (a "Third Party Agreement"), Service Provider shall provide, or arrange for such Third Party Supplier to provide, such Service for Service User in accordance with the terms of this Agreement; provided, however, that, if (i) the provision of such Service would result in the breach of the terms of such Third Party Agreement, (ii) in the sole opinion of Service Provider, the Third Party Agreement is unclear as to the ability of Service Provider to provide such Service to Service User without resulting in the breach of such Third Party Agreement, or (iii) a Third Party Supplier objects (whether before or after the Separation Date) to the provision of such Service by Service Provider as a violation of the terms of the relevant Third Party Agreement, then Service Provider shall be thereafter relieved of its obligation to provide such Service and shall instead use its best efforts to assist Service User in obtaining an amendment to such Third Party Agreement or such other authorization from such Third Party Supplier which would allow Service Provider to provide such Service in accordance with the terms of this Agreement. In the event that Service Provider is unable to obtain an amendment of such Third Party Agreement or an authorization from such Third Party Supplier that would allow Service Provider to provide such Service to Service User, Service Provider shall use its best efforts to assist Service User in obtaining a similar Service (in both quality and quantity) from a Third Party Supplier. In no event shall the Cost of any Service provided to Service User by such a Third Party Supplier exceed the Cost thereof had Service Provider provided such Service.

            B. Service Provider shall not be responsible or liable for the provision of the Services by any Third Party Supplier, it being understood that Service User has been granted the opportunity to review all Third Party Agreements. In the event that Service User violates the terms of a Third Party Agreement (including, but not limited to, by its use of the related Service

                                      -7-
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without proper authorization), Service User shall indemnify Service Provider for all damages incurred by Service Provider as a result of such violation in accordance with the indemnification provisions of this Agreement.

            C. In the event that Service Provider suffers damages or increased costs such as the decrease or termination of volume or usage discounts or termination penalties in connection with a Third Party Agreement directly related to Service User's cancellation of its receipt of a Service prior to the relevant Service Termination Date or Service User's decreased demand for such Service in relation to historical levels during its Service term, Service User shall indemnify Service Provider for such damages or costs actually incurred by Service Provider in accordance with the payment provisions contained in Section 4 hereof.

            D. At its option and upon reasonable advance notice to Service User, Service Provider shall have the right to cause any Service that it is required to provide hereunder to be provided by any Third Party Supplier that is providing, or may from time to time provide, the same or similar Service for Service Provider unless Service User has provided Service Provider with notice no later than five (5) Business Days after Service User receives notice of such outsourcing of Service that Service User elects not to receive such Service from a Third Party Supplier and instead agrees to the termination of such Service. Service Provider shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided.

            E. At its option and upon reasonable advance notice to Service User, Service Provider shall have the right to terminate or to fail to renew any Third Party Agreement and contract with another Third Party Supplier to provide the affected Service or, alternatively, to perform such Service itself on terms and conditions no less favorable to Service User, except with respect to the charges of any Third Party Supplier negotiated on an arm's-length basis by Service Provider.

12.         SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement
            ----------------------------------------------------
and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). Except for the provisions of Section 9 hereof, which are also for the benefit of the entities and persons specified therein, this Agreement is solely for the benefit of the parties hereto and their subsidiaries and affiliates and is not intended to confer upon any other person or entity any rights or remedies hereunder.

13.         NOTICES. All notices, requests, claims and demands hereunder shall
            -------
be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, electronic mail or other standard form of telecommunications (provided confirmation is delivered to the recipient the next Business Day in the case of facsimile, electronic mail or other standard form of telecommunications) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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

If to Pharmacia:                               Christopher  J. Coughlin
                                               Pharmacia Corporation
                                               100 Route 206 North
                                               Peapack, NJ  07977
                                               Telephone:  (908) 901-8000
                                               Facsimile:  (908) 901-1815

                        with a copy to:        General Counsel
                                               Pharmacia Corporation
                                               100 Route 206 North
                                               Peapack, NJ  07977
                                               Telephone:  (908) 901-8810

                                               Facsimile:  (908) 901-1810

If to Monsanto:                                Terrell K. Crews
                                               Monsanto Company
                                               800 North Lindbergh Boulevard
                                               St. Louis, MO  63167
                                               Telephone:  (314) 694-3770
                                               Facsimile:  (314) 694-8610

                        with a copy to:        General Counsel
                                               Monsanto Company
                                               800 North Lindbergh Boulevard
                                               St. Louis, MO  63167
                                               Telephone:  (314) 694-9322
                                               Facsimile:  (314) 694-6399

or to such other address as either party may have furnished to the other party by a notice in writing delivered in accordance with this Section 13.

14.       INCORPORATION OF PROVISIONS OF THE SEPARATION AGREEMENT. Except as
          -------------------------------------------------------
otherwise provided herein, the following provisions of the Separation Agreement are hereby incorporated herein by reference, and, unless otherwise expressly specified herein, such provisions shall apply as if they are fully set forth herein: (i) Section 3.04 (Procedure for Indemnification), (ii) Article VI (Dispute Resolution), (iii) Section 11.05 (Governing Law), (iv) Section 11.07 (Amendment and Modification), (v) Section 11.10 (Interpretation), and (vi)
Section 11.11 (Legal Enforceability).

15.       OTHER SERVICES, MODIFIED SERVICES. If services are being negotiated as
          ---------------------------------
of the date hereof for inclusion hereunder or if, within three (3) months after such date, (i) additional services are identified and such services would have been included as Services hereunder had the parties hereto given consideration to such services as of such date or (ii) such parties jointly determine that the Services as described herein need to be deleted or modified due to changes in personnel assignments, a need for better definition or other circumstances, such parties shall negotiate in good faith with the intent to amend this Agreement to reflect inclusion of the services being

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

negotiated (and fees therefor) as Services hereunder, to add such additional services (and fees therefor) as Services hereunder, to delete such Services or to modify such description(s), whichever is applicable, and, if agreement is reached, such parties shall so amend this Agreement. In addition, within three
(3) months after such date, this Agreement may be amended by mutual agreement of such parties to add or modify Services and fees therefor.

16.       FUTURE SERVICES. The parties hereto contemplate that some or all of
          ---------------
the Services will be provided after the term of this Agreement and, if such parties jointly determine that such provision is desirable, they shall negotiate the terms (including, but not limited to, the fees for such Services) for such provision in good faith and, if agreement is reached, such parties shall either amend this Agreement or enter into a new agreement to such effect. In no event shall either such party be obligated to agree to any such amendment.

17.       COUNTERPARTS. This Agreement and the Term Sheets may be executed in
          ------------
two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

18.       CAPITALIZED AND OTHER DEFINED TERMS. Appendix A sets forth any
          -----------------------------------
additional defined terms used in the exhibits and is attached hereto and made a part hereof. Capitalized terms used in this Agreement and not otherwise defined herein shall be as defined in the Separation Agreement.

19.       INCONSISTENT TERMS. In the event of inconsistencies between the terms
          ------------------
of this Agreement and those of the Term Sheets, the former shall apply except where the latter expressly specify otherwise.

            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date hereof.

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



                                PHARMACIA CORPORATION



                                By:__________________________
                                    Name:
                                    Title:


                                MONSANTO COMPANY



                                By:__________________________
                                    Name:
                                    Title:

                                      -11-